Exhibit 23





                           Consent of Independent Auditors
                           -------------------------------

          The Board of Directors
          Heublein Inc.:

          We consent to the incorporation by reference in the registration statement (No. 33-26694) on Form S-8, as amended, of Canandaigua Wine Company, Inc. of our report dated August 31, 1994, with respect to the Heublein Inc. and Affiliates statement of assets and liabilities related to the product lines acquired by
          Canandaigua Wine Company, Inc. as of August 5, 1994, and the related statements of identified income and expenses and cash flows for each of the years in the three-year period ended September 30, 1993, which report appears in the Amendment No. 1 to Form 8-K of Canandaigua Wine Company, Inc. dated August 5, 1994 as filed on September 7, 1994.

          Our report refers to a change in the method of applying overhead to inventory.

                                                      KPMG Peat Marwick LLP

          Hartford, Connecticut
          September 7, 1994